Exhibit 99.1

Webcast:	Today, July 26, 2013 at 10:00 a.m. ET
www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	JCIR
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP SECOND QUARTER NET REVENUE RISES 8.3%;

SAME STATION NET REVENUE INCREASES 4.2%

NAPLES, Florida, July 26, 2013 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and six month periods ended June 30, 2013 as summarized below.

Summary of Second Quarter and Year-to-Date Results

In millions, except per share data	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change
Net revenue	$26.9	$24.8	8.3%	$51.7	$48.1	7.4%
Station operating income (SOI - non-GAAP) (1)	10.1	10.2	(0.7)%	18.2	17.9	1.4%
Operating income (1)	7.4	7.7	(3.6)%	12.9	12.9	(0.5)%
Net income (1) (2)	2.4	3.9	(38.9)%	4.8	6.3	(23.8)%
Net income per diluted share (1) (2)	$0.10	$0.17	(41.2)%	$0.21	$0.28	(25.0)%

(1)	Station operating income, operating income, net income and net income per diluted share for the three and six month periods ended June 30, 2012 benefited from a pre-tax $0.8 million music license fee settlement with BMI which had the effect of reducing station operating expenses in the quarter ended June 30, 2012.
(2)	Net income and net income per diluted share for the three and six month periods ended June 30, 2013 were impacted by a pre-tax $1.0 million fee incurred in connection with debt pre-payment and a non-cash pre-tax charge of $1.3 million for loss on extinguishment of long-term debt incurred in connection with an amended credit agreement and the debt pre-payment.

The $2.1 million, or 8.3%, rise in net revenue during the three months ended June 30, 2013, compared with the same period in 2012 reflects strength in the Company’s Philadelphia, Fayetteville and Las Vegas market clusters, including the acquisition of KOAS-FM in Las Vegas during the 2012 third quarter.

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Beasley Broadcast Group, 7/26/13	page 2

The $0.3 million, or 3.6%, year-over-year decline in 2013 second quarter operating income reflects a 13.7%, or $2.3 million, rise in total operating expenses which more than offset the quarterly revenue increase.

Second quarter 2013 station operating income (SOI), a non-GAAP financial measure, declined by $0.1 million, or 0.7%, to $10.1 million compared with the 2012 second quarter, as the higher quarterly net revenue was more than offset by a $2.1 million, or 14.6%, increase in station operating expenses related to operating KOAS-FM in Las Vegas and a rise in sales, programming and streaming expenses. In addition, the second quarter of 2012 benefited from the license fee settlement with BMI which had the effect of reducing station operating expenses during the period.

A $1.3 million loss on extinguishment of long-term debt, as well as a $1.1 million, or 83.8% increase in interest expense, primarily attributable to a $1.0 million pre-payment fee, and a $1.0 million, or 38.9%, reduction in income tax expense resulted in net income and net income per diluted share of $2.4 million and $0.10, respectively for the 2013 second quarter, which compares with net income and net income per diluted share of $3.9 million and $0.17 in the same period last year which included no loss on extinguishment of long-term debt or pre-payment fee.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same-Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Beasley Broadcast Group generated its fourth consecutive period of top line growth as second quarter net revenue rose 8.3% and same station net revenue increased 4.2%. The increase in second quarter revenue reflects strong national and digital revenue growth which contributed to strength in several market clusters including Philadelphia, Las Vegas, Ft. Myers and Augusta. Overall, for our five markets that report to Miller Kaplan – which represent approximately 75% of our total second quarter revenue – Beasley station clusters grew revenue by 8.4% while the total revenue for all reporting radio stations in these markets declined by 2.4% for the quarter. We attribute our out-performance to our organization-wide focus on strong core programming and targeted localism, both of which are contributing to the Company’s ratings strength in its markets.

“Notwithstanding the solid revenue growth, comparisons of our other financial metrics with the year-ago period are clouded due to the operating expense credit in last year’s second quarter, and certain charges in the 2013 second quarter including a loss on the early extinguishment of debt and a prepayment fee incurred in connection with the refinancing of our second lien debt. In addition, recent initiatives in the areas of sales, programming and the further expansion of our digital offerings are expected to drive long-term revenue growth, but are resulting in higher operating expenses on a short-term basis.”

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Beasley Broadcast Group, 7/26/13	page 3

On April 3, 2013, Beasley Broadcast Group amended its first lien credit agreement, pre-paying the $25.0 million second lien credit facility in full and modifying the interest rate margins on the term loan. To pre-pay the second lien facility, the Company borrowed an additional $20.0 million on the first lien term loan and $2.0 million on its revolving credit facility and paid the remaining $3.0 million from cash on hand. Total debt outstanding on the credit facility, after the amendment, was $112.7 million, reflecting the full repayment of the second lien credit facility, and this amount was reduced to $112.2 million at June 30, 2013 reflecting additional repayments during the quarter. In connection with the amendment, the Company recorded a non-cash loss on extinguishment of debt of $1.3 million and incurred a $1 million prepayment fee in the quarter ended June 30, 2013.

Mr. Beasley concluded, “Looking forward, we are excited about the strength of our ratings in key markets and will continue to reinvest in programming, personnel and expanding our digital offerings. As such, we expect our station clusters to exceed their respective market’s revenue performance. At the same time, we expect to continue to strengthen our balance sheet and lower leverage by allocating cash flows from operations to further reduce our borrowings. With further progress on this front, we intend to evaluate future opportunities to return capital to shareholders and to selectively expand our operating platform. In this regard, late in the second quarter the Company exercised its option to purchase KVGS-FM in Las Vegas for $4.0 million which it has been operating under a Management Agreement since September, 2011.”

Webcast Information

The Company will host a webcast today, July 26, 2013, at 10:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

About Beasley Broadcast Group

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns and operates 43 stations (27 FM and 16 AM) located in eleven large- and mid-size markets in the United States. The Company also provides management services to an FM station in Las Vegas which it has agreed to purchase pursuant to an option, and operates one station in the expanded AM band in Augusta, GA.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three and six months ended June 30, 2013, same-station results exclude revenue and expenses related to the acquisition of KOAS-FM in Las Vegas during the 2012 third quarter.

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Beasley Broadcast Group, 7/26/13	page 4

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

SOI is a measure widely used in the radio broadcast industry. While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2012. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: external economic forces that could have a material adverse impact on our advertising revenues and results of operations; our radio stations may not be able to compete effectively in their respective markets for advertising revenues; we may not remain competitive if we do not respond to changes in technology, standards and services that affect our industry; our substantial debt levels; and, the loss of key personnel. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of July 26, 2013, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 7/26/13	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net revenue	$26,855,633	$24,790,965	$51,668,102	$48,089,573

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (1) (2)	16,773,324	14,634,886	33,476,328	30,140,190
Corporate general and administrative expenses (including stock-based compensation) (3)	2,129,569	1,940,349	4,223,578	3,980,694
Depreciation and amortization	527,529	516,452	1,092,224	1,030,501

Total operating expenses	19,430,422	17,091,687	38,792,130	35,151,385
Operating income	7,425,211	7,699,278	12,875,972	12,938,188

Non-operating income (expense):
Interest expense	(2,326,250)	(1,265,985)	(4,374,124)	(2,612,156)
Loss on extinguishment of long-term debt	(1,260,784)	—	(1,260,784)	—
Other income (expense), net	36,563	(89,374)	82,592	(15,068)

Income before income taxes	3,874,740	6,343,919	7,323,656	10,310,964
Income tax expense	1,516,771	2,482,849	2,545,200	4,041,898

Net income	$2,357,969	$3,861,070	$4,778,456	$6,269,066

Basic and diluted net income per share	$0.10	$0.17	$0.21	$0.28

Basic common shares outstanding	22,742,198	22,674,258	22,726,954	22,657,742

Diluted common shares outstanding	22,798,418	22,733,063	22,774,001	22,707,464

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $11,553 and $4,741 for the three months ended June 30, 2013 and 2012, respectively and $18,791 and $7,512 for the six months ended June 30, 2013 and 2012, respectively.
(3)	Includes stock-based compensation of $171,747 and $103,322 for the three months ended June 30, 2013 and 2012, respectively and $301,722 and $230,444 for the six months ended June 30, 2013 and 2012, respectively.

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Beasley Broadcast Group, 7/26/13	page 6

Selected Balance Sheet Data - Unaudited

(in thousands)

	June 30, 2013	December 31, 2012
Cash and cash equivalents	$12,992	$11,661
Working capital	22,005	20,754
Total assets	260,967	259,373
Long term debt, less current portion	106,750	113,250
Total stockholders’ equity	$88,007	$83,049

Selected Statement of Cash Flows Data - Unaudited

	Six Months Ended June 30,
	2013	2012
Net cash provided by operating activities	$7,412,977	$9,164,142
Net cash used in investing activities	(830,987)	(623,633)
Net cash used in financing activities	(5,250,263)	(6,753,350)

Net increase in cash and cash equivalents	$1,331,727	$1,787,159

Calculation of SOI - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net revenue	$26,855,633	$24,790,965	$51,668,102	$48,089,573
Station operating expenses	(16,773,324)	(14,634,886)	(33,476,328)	(30,140,190)

SOI	$10,082,309	$10,156,079	$18,191,774	$17,949,383

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
SOI	$10,082,309	$10,156,079	$18,191,774	$17,949,383
Corporate general and administrative expenses	(2,129,569)	(1,940,349)	(4,223,578)	(3,980,694)
Depreciation and amortization	(527,529)	(516,452)	(1,092,224)	(1,030,501)
Interest expense	(2,326,250)	(1,265,985)	(4,374,124)	(2,612,156)
Loss on extinguishment of long-term debt	(1,260,784)	—	(1,260,784)	—
Other income (expense), net	36,563	(89,374)	82,592	(15,068)
Income tax expense	(1,516,771)	(2,482,849)	(2,545,200)	(4,041,898)

Net income	$2,357,969	$3,861,070	$4,778,456	$6,269,066

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Beasley Broadcast Group, 7/26/13	page 7

Calculation of Same-Station SOI - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reported net revenue	$26,855,633	$24,790,965	$51,668,102	$48,089,573
	(1,029,246)	—	(1,756,659)	—

Same-station net revenue	$25,826,387	$24,790,965	$49,911,443	$48,089,573

Reported station operating expenses	$16,773,324	$14,634,886	$33,476,328	$30,140,190
	(424,652)	—	(849,133)	—

Same-station operating expenses	$16,348,672	$14,634,886	32,627,195	$30,140,190

Same-station net revenue	$25,826,387	$24,790,965	$49,911,443	$48,089,573
Same-station operating expenses	16,348,672	14,634,886	32,627,195	30,140,190

Same-station SOI	$9,477,715	$10,156,079	$17,284,248	$17,949,383

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Same-station SOI	$9,477,715	$10,156,079	$17,284,248	$17,949,383
Same-station net revenue adjustment	1,029,246	—	1,756,659	—
Same-station station operating expenses adjustment	(424,652)	—	(849,133)	—
Corporate general and administrative expenses	(2,129,569)	(1,940,349)	(4,223,578)	(3,980,694)
Depreciation and amortization	(527,529)	(516,452)	(1,092,224)	(1,030,501)
Interest expense	(2,326,250)	(1,265,985)	(4,374,124)	(2,612,156)
Loss on extinguishment of long-term debt	(1,260,784)	—	(1,260,784)	—
Other income (expense), net	36,563	(89,374)	82,592	(15,068)
Income tax expense	(1,516,771)	(2,482,849)	(2,545,200)	(4,041,898)

Net income	$2,357,969	$3,861,070	$4,778,456	$6,269,066

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